UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 08, 2005

CENTERPOINT PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-12630	36-3910279
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1808 Swift Road, Oak Brook, Illinois  60523

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (630) 586-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

2005 Base Salaries for Executive Officers

On March 8, 2005, at a meeting of the Board of Trustees (the “Board”) and at the recommendation of the Compensation Committee (the “Committee”), the Board of CenterPoint Properties Trust (the “Company”) approved the annual base salaries effective as of March 16, 2005 of the Company’s executive officers.  The following table sets forth the annual base salary levels of the Company’s executive officers:

Name and Position	Base Salary

Michael M. Mullen
Chief Executive Officer	$358,800

Paul S. Fisher
President and Chief Financial Officer	$337,500

Paul Ahern
Executive Vice President and Chief Operating Officer	$318,713

James N. Clewlow
Executive Vice President and Chief Investment Officer	$280,000

Rockford O. Kottka
Executive Vice President, Treasurer and Chief
Accounting Officer	$257,500

Annual Incentive Plan

Also, on March 8, 2005, at the recommendation of the Committee, the Board approved the payment of annual incentive awards to the Company’s executive officers under the Company’s Annual Incentive Plan (the “Plan”) for the year ended December 31, 2004.  Consistent with the plan, awards are calculated based on performance of the Company during the prior year with respect to goals established in March of the prior year.  John S. Gates, Jr., the Company’s Chief Executive Officer through December 31, 2004 is included below as an executive officer.  The following table sets forth cash payments to the executive officers under the Plan:

Name	Annual Incentive Award
John S. Gates, Jr.	$840,809
Michael M. Mullen	$824,393
Paul S. Fisher	$714,843
Paul Ahern	$565,797
Rockford O. Kottka	$526,900
James N. Clewlow	$267,221

Pursuant to the Plan, on March 8, 2005, at the recommendation of the Committee, the Board approved the annual incentive award levels under the Plan for the 2005 calendar year.  The target levels for the executive officers under the Plan range from 85% to 145% of base salary and, based on achievement of certain established performance goals, can result in an annual incentive amount of between 0%, if threshold performance is not met, and 200%, if maximum performance is attained, of the target amount.

Under the Plan, the Board established corporate goals, department goals and personal goals for each executive officer.  Corporate goals, the largest performance measurement within the Plan, include Funds from Operations (“FFO”), overall adherence to the Company’s processes and systems and the overall results of a tenant satisfaction survey conducted by CEL & Associates, a leading surveyor of tenant satisfaction for the real estate industry.  Annual incentive awards for Messrs. Mullen and Fisher will be determined 100% on the Company’s corporate goals while the other executive officers have differing weighting factors between corporate goals, qualitative departmental goals and personal goals. The weighting between corporate goals, departmental goals and personal goals for Messrs. Ahern and Clewlow is 40%, 40%, and 20%, respectively and for Mr. Kottka is 50%, 30% and 20%, respectively.  In all cases, departmental and personal goals are established to reference and support the corporate goals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTERPOINT PROPERTIES TRUST
a Maryland business trust

Dated: March 08, 2005	By:	/s/ Paul S. Fisher
Paul S. Fisher
President and Chief Financial Officer